SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 9, 2007
Inverness Medical Innovations, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16789 (Commission file number)	04-3565120 (IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-4.1 Indenture dated May 14, 2007
EX-99.1 Form of Securities Purchase Agreement dated May 9, 2007
EX-99.2 Registration Rights Agreement dated May 14, 2007

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
     On or about May 14, 2007, Inverness Medical Innovations, Inc. (the “Company”) sold $150 million principal amount of 3% convertible senior subordinated notes due 2016 (the “Notes”) in a private placement to qualified institutional buyers (the “Investors” identified in the Schedule of Investors included within Exhibit 99.1 hereto) pursuant to the terms of Securities Purchase Agreements dated May 9, 2007 (the “Purchase Agreements”) substantially in the form appended to this Current Report as Exhibit 99.1 and incorporated herein by reference. The Notes pay interest semiannually at a rate of 3.00% per annum and are convertible to Company common stock at a conversion price of approximately $52.30 per share, representing a 30% conversion premium based on the closing price of $40.23 per share on May 9, 2007. At the initial conversion price, the Notes are convertible into an aggregate 2,868,120 shares of common stock. The conversion price is subject to adjustment one year from the date of sale if the 30 day volume-weighted average trading price of Inverness common stock as of such date is lower than $40.23, subject to a floor of $40.23, or from time to time in the event of stock splits, stock dividends, recapitalizations and other similar events. The Notes may not be redeemed by the Company prior to their stated maturity. In the event of certain fundamental changes, as defined in the Indenture, the Company may be required to repurchase the Notes for cash at a price equal to 100% of the unconverted principal plus any accrued but unpaid interest. The Notes are equal in right of payment to the Company’s outstanding bonds and subordinate in right of payment to the the prior payment of the Company’s senior indebtedness. The Notes contain customary events of default entitling the trustee or the holders to declare all amounts owed pursuant to the Notes immediately payable if the Company violates certain of its obligations.
     The Notes were issued pursuant to an Indenture between the Company and U.S. Bank Trust National Association (the “Trustee”) dated May 14, 2007, a copy of which is appended to this Current Report as Exhibit 4.1 and incorporated herein by reference. The Company estimates that the net proceeds from sale of the Notes will be approximately $146.3 million, after deducting estimated discounts, commissions and expenses.
     The Notes were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D. However, pursuant to the Registration Rights Agreement dated May 14, 2007 between the Company and the Investors, a copy of which is appended to this Current Report as Exhibit 99.2 and incorporated herein by reference, the Company agreed to use commercially reasonable efforts to register the Notes and the shares of its common stock issuable under the Notes with the Securities and Exchange Commission within 90 days.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
     d) Exhibits. The following exhibit is filed with this document.

Exhibit
Number	Description

*4.1	Indenture, dated May 14, 2007, between the Company and U.S Bank Trust National Association

*99.1	Form of Securities Purchase Agreements dated May 9, 2007 between the Company and the Investor named therein

*99.2	Registration Rights Agreement dated May 14, 2007, between the Company and the Investors

*	Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance

Dated: May 15, 2007

EXHIBIT INDEX

Exhibit
Number	Description

*4.1	Indenture, dated May 14, 2007, between the Company and U.S Bank Trust National Association

*99.1	Form of Securities Purchase Agreements dated May 9, 2007 between the Company and the Investor named therein

*99.2	Registration Rights Agreement dated May 14, 2007, between the Company and the Investors

*	Filed herewith